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                                                       Exhibit 99(b)
                                                       AT&T Capital Corporation

Newcourt to Guarntee or Support AT&T Capital Debt

For immediate release: Monday, January 12, 1998

        In a separate announcement earlier today, Newcourt Credit Group announced that it has closed the transaction to acquire all of the outstanding common shares of AT&T Capital Corporation. In connection with that announcement, Newcourt also said today that it intends to either provide a guarantee for certain classes of outstanding indebtedness for borrowed money of AT&T Capital or enter into a support a agreement with AT&T Capital for the benefit of the holders of certain classes of outstanding indebtedness for borrowed money of AT&T Capital.